Exhibit 99.1

FOR IMMEDIATE RELEASE

PETROHAWK ENERGY CORPORATION

ANNOUNCES FOURTH QUARTER AND FULL YEAR 2006 FINANCIAL RESULTS

10% Quarter over Quarter Production Growth

Operating Cost Structure Continues Improvement

Petrohawk will Move to New York Stock Exchange

Under New Ticker Symbol “HK”

HOUSTON, February 28, 2007 — Petrohawk Energy Corporation (“Petrohawk” or the “Company”) (NASDAQ: HAWK) today announced its fourth quarter and full year 2006 financial results as well as its plans to move to the New York Stock Exchange (NYSE) and trade under the ticker symbol “HK.” The Company’s first day of trading on the NYSE is expected to be March 13, 2007.

Petrohawk generated record revenues for the quarter and year of $201.9 million and $587.8 million, respectively; representing an 87% increase over the prior quarter and a 128% increase year over year. Cash flows from operations before changes in working capital (cash flow from operations, a non-GAAP measure) were $118.6 million for the quarter, or $0.70 per share. Net income for the quarter reached $26 million, or $0.15 per fully diluted common share, before excluding selected items. For the full year, net income reached $116.6 million, or $0.92 per fully diluted share, and cash flows from operations before changes in working capital were $340.3 million, or $2.70 per fully diluted share. (see Selected Item Review and Reconciliation table for additional information).

During the fourth quarter, per unit lease operating costs were the lowest the Company has ever reported, at $0.60 per million cubic feet of natural gas equivalent (Mcfe), or $17.6 million. Lease operating expense for the year was $58.0 million, or $0.73 per Mcfe, compared to $30.8 million for full year 2005, or $1.04 per Mcfe, a 30% reduction on a per unit basis.

The Company’s performance was attributed to successful integration and synergies from its merger with KCS Energy, Inc. which closed in July, 2006, and subsequent drilling success, particularly in North Louisiana, including the Elm Grove and Terryville fields.

“We are extremely pleased with our year, having assembled an opportunity-rich asset portfolio, and are performing in the top tier of our peer group on measures like margins, production growth, reserve growth and finding and development costs,” said Floyd C. Wilson, Chairman, President and Chief Executive Officer. “We cannot over-emphasize the importance of our improving cost structure. We have cut per unit lease operating expense to $0.60 per Mcfe compared to $1.04 for the same period last year, through effective acquisitions and divestments, and by aggressively capitalizing on field-level efficiencies. We have demonstrated a platform for production growth, increasing total production by 170% year over year. Our mission for 2007 is to build on this momentum and to continue on this track of improvement and repeatability.”

Other highlights of the Company’s results include the following:

The average production rate for the fourth quarter increased 10% over the prior quarter to 318 million cubic feet equivalent per day (Mmcfe/d). Total production for the quarter was

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24.8 Bcf of natural gas and 741 Mbbls of oil, or 29.2 Bcfe, 85% natural gas on an equivalent basis. Production from continuing operations averaged 307 Mmcfe/d for the quarter. For full year 2006, production averaged 219 Mmcfe/d and totaled 79,863 Mmcfe with 80% natural gas production.

Price realizations continue to be strong. Before the effect of derivatives, Petrohawk realized $6.48 per Mcf of natural gas, or 99% of NYMEX, and $55.14 per Bbl of oil, or 92% of NYMEX during the fourth quarter and $6.57 per Mcf of natural gas and $62.27 per Bbl of oil, for the full year, excluding the impact of hedges.

As previously reported, proved reserves more than doubled from year end 2005, from 437 Bcfe to 1.076 Tcfe. The Company replaced 402% of production organically. In 2006, Petrohawk spent $488 million on non-acquisition related oil and gas expenditures, and had organic finding and development costs, excluding price revisions, of $1.65 per Mcfe. Two strategic acquisitions were completed during the year, contributing approximately 537 Bcfe to the proved reserve base. In total Petrohawk replaced 1,132% of production with all sources finding and development costs, excluding price revisions, of $2.88 per Mcfe.

Product prices at year-end 2006 used to determine proved reserves were $5.63 per MMBtu for natural gas and $57.75 per barrel for crude oil, adjusted by lease for basis differentials in effect on December 31, 2006. The pre-tax present value of estimated future net revenues from these proved reserves discounted at 10% and computed in accordance with SEC guidelines (using non-escalated year-end prices) totaled approximately $2.01 billion.

The Company maintains an active hedging program. For 2007, approximately 191.2 Mmbtu per day and 4.9 MBbls per day of the Company’s expected production is currently hedged at prices between $7.26 and $11.55 for natural gas and $63.05 and $81.53 for oil. A current summary of derivative positions is available on the Company’s website.

Petrohawk to List on NYSE Under Ticker “HK”

Petrohawk has filed an application to list its common stock under the ticker symbol “HK” on the New York Stock Exchange with an expected first day of trading of Tuesday, March 13, 2007. Until such time that the application is approved and trading commences on the NYSE, Petrohawk will continue to trade on the NASDAQ Stock Market under the symbol “HAWK”.

“We believe the move complements our strategy, and the benefits of liquidity, visibility and decreased volatility will benefit our shareholders,” said Floyd C. Wilson. “We will join many other mid and large-cap oil and gas companies currently trading on NYSE with this move. We have had a positive and successful history with NASDAQ, and are excited about our new relationship with the NYSE.”

Petrohawk will hold a conference call on Wednesday, February 28 at 9:00 a.m. Central Standard Time (10:00 a.m. Eastern Standard Time) to discuss its fourth quarter and full year 2006 results. To access, dial 800-644-8607 five to ten minutes before the call begins. Please reference Petrohawk Energy Conference ID 8882514. International callers may also participate by dialing 706-679-8184. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until March 14, 2007. To access the replay, please dial 800-642-1687 and reference conference ID 8882514. International callers may listen to a playback by dialing 706-645-9291.

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Petrohawk Energy Corporation is an independent energy company engaged in the acquisition, production, exploration and development of oil and gas, with properties concentrated in the Mid-Continent, Gulf Coast and Permian regions.

For more information contact Joan Dunlap, Vice President – Investor Relations, at (832) 204-2737 or jdunlap@petrohawk.com. For additional information about Petrohawk, please visit our website at www.petrohawk.com.

Additional Information for Investors

This press release contains forward-looking information regarding Petrohawk that is intended to be covered by the safe harbor “forward-looking statements” provided by of the Private Securities Litigation Reform Act of 1995, based on Petrohawk’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Petrohawk’s operations or financial results are included in Petrohawk’s other reports on file with the SEC. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Petrohawk does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

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PETROHAWK ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2006	2005	2006	2005
Operating revenues:
Oil and gas	$201,903	$108,082	$587,762	$258,039
Operating expenses:
Production:
Lease operating	17,569	10,958	58,029	30,784
Workover and other	2,908	1,085	8,118	3,265
Taxes other than income	15,201	7,655	45,547	18,497
Gathering, transportation and other	6,873	895	16,187	2,030
General and administrative:
General and administrative	9,944	7,956	35,827	21,214
Stock-based compensation	3,201	817	8,242	3,820
Depletion, depreciation and amortization	97,152	29,301	261,272	74,539

Total operating expenses	152,848	58,667	433,222	154,149

Income from operations	49,055	49,415	154,540	103,890
Other income (expenses):
Net gain (loss) on derivative contracts	29,947	20,188	124,442	(100,380)
Interest expense and other	(34,019)	(8,901)	(89,884)	(29,207)

Total other income (expenses)	(4,072)	11,287	34,558	(129,587)

Income (loss) before income taxes	44,983	60,702	189,098	(25,697)
Income tax (provision) benefit	(18,868)	(24,458)	(72,535)	9,063

Net income (loss)	26,115	36,244	116,563	(16,634)
Preferred dividends	—	(111)	(217)	(440)

Net income (loss) available to common stockholders	$26,115	$36,133	$116,346	$(17,074)

Earnings (loss) per share of common stock:
Basic	$0.16	$0.49	$0.95	$(0.31)

Diluted	$0.15	$0.48	$0.92	$(0.31)

Weighted average shares outstanding:
Basic	167,069	73,526	122,452	54,752

Diluted	170,632	75,658	126,135	54,752

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)

	December 31,
	2006	2005
Assets:
Current assets	$246,712	$105,981
Oil and gas properties, net	3,060,243	1,137,487
Other assets	972,701	166,706

Total assets	$4,279,656	$1,410,174

Liabilities and stockholders’ equity:
Current liabilities	$332,019	$143,886
Long-term debt	1,326,239	495,801
Other noncurrent liabilities	693,054	244,029
Stockholders’ equity	1,928,344	526,458

Total liabilities and stockholders’ equity	$4,279,656	$1,410,174

PETROHAWK ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2006	2005	2006	2005
Cash flows from operating activities:
Net income (loss)	$26,115	$36,244	$116,563	(16,634)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depletion, depreciation and amortization	97,152	29,301	261,272	74,539
Income tax provision (benefit)	18,868	24,458	72,535	(9,063)
Stock-based compensation	3,201	817	8,242	3,820
Net unrealized (gain) loss on derivative contracts	(28,124)	(45,363)	(134,428)	64,180
Net realized loss on derivative contracts acquired	49	28,931	14,646	28,931
Other	1,381	(953)	1,469	(64)

Cash flow from operations before changes in working capital	118,642	73,435	340,299	145,709
Changes in working capital	(4,073)	(13,760)	(43,406)	(10,263)

Net cash provided by operating activities	114,569	59,675	296,893	135,446

Cash flows from investing activities:
Oil and gas capital expenditures	(172,783)	(32,614)	(395,479)	(121,041)
Acquisition of KCS, net of cash acquired of $8,260	(192)	—	(512,344)	—
Acquisition of Winwell Resources, Inc., net of cash acquired of $14,965	(2,227)	—	(177,264)	—
Acquisition of Mission Resources, net of cash acquired of $48,359	—	(729)	—	(96,545)
Acquisition of Proton Oil & Gas Corp., net of cash acquired of $870	—	—	—	(52,625)
Acquisition of oil and gas properties	—	1,741	(87,893)	—
Proceeds received from sale of oil and gas properties	130,341	56	192,424	88,900
Other	(2,127)	(24,798)	7,990	(24,798)

Net cash used in investing activities	(46,988)	(56,344)	(972,566)	(206,109)

Cash flows from financing activities:
Proceeds from exercise of options	384	275	2,850	12,055
Proceeds from issuance of common stock	—	—	188,500	—
Acquisition of common stock	—	—	(46,200)	—
Proceeds from borrowings	215,000	65,000	1,681,183	375,000
Repayment of borrowings	(283,325)	(30,510)	(1,111,644)	(279,510)
Debt issue costs	(64)	—	(14,438)	—
Net realized loss on derivative contracts acquired	(49)	(28,931)	(14,646)	(28,931)
Offering costs	(217)	—	(10,942)	—
Buyback of 8% Cumulative Preferred Stock	(1)	—	(5,340)	—
Dividends paid on 8% Cumulative Preferred Stock	—	(111)	(328)	(331)
Other	—	(323)	(640)	(369)

Net cash provided by financing activities	(68,272)	5,400	668,355	77,914

Net increase (decrease) in cash	(691)	8,731	(7,318)	7,251

Cash:
Beginning of period	6,284	4,180	12,911	5,660

End of period	$5,593	$12,911	$5,593	$12,911

PETROHAWK ENERGY CORPORATION

SELECTED OPERATING DATA (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2006	2005	2006	2005
Production:
Natural gas—MMcf	24,793	7,130	63,643	20,219
Crude oil—MBbl	741	571	2,703	1,555
Natural gas equivalent—MMcfe	29,240	10,556	79,863	29,549
Daily production—MMcfe	318	115	219	81

Average price per unit:
Realized oil price—as reported	$55.14	$57.63	$62.27	$55.62
Realized impact of derivatives	(5.06)	(11.03)	(7.99)	(8.42)

Net realized oil price	50.08	46.60	54.28	47.20

Realized gas price—as reported	6.48	10.52	6.57	8.46
Realized impact of derivatives	0.22	(2.65)	0.18	(1.14)

Net realized gas price	6.70	7.87	6.75	7.32

Cash flow from operations(1)	118,642	73,435	340,299	145,709
Cash flow from operations—per share (diluted)	0.70	0.97	2.70	2.66

Average cost per Mcfe:
Production:
Lease operating	0.60	1.04	0.73	1.04
Workover and other	0.10	0.10	0.10	0.11
Taxes other than income	0.52	0.73	0.57	0.63
Gathering, transportation and other	0.24	0.08	0.20	0.07
General and administrative expense:
General and administrative	0.34	0.75	0.45	0.72
Stock-based compensation	0.11	0.08	0.10	0.13
Depletion expense	3.27	2.71	3.23	2.46

(1)

Represents cash flow from operations before changes in working capital. See the Consolidated Statements of Cash Flows for a reconciliation from this non-GAAP financial measure to the most comparable GAAP financial measure.

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2006	2005	2006	2005
Unrealized (gain) loss on derivatives:(1)
Natural gas	$(19,216)	$(31,507)	$(102,916)	$57,658
Crude oil	(8,909)	(13,855)	(31,512)	6,521

Total mark-to-market non-cash charge	(28,125)	(45,362)	(134,428)	64,179
Stock based compensation	3,201	817	8,242	3,820
Interest payment (2)	—	—	—	2,411
Expense of deferred financing costs (3)	—	—	—	1,061
9 7/8% Note extinguishment (4)	—	—	5,831	—
Second Lien extinguishment (5)	—	—	1,750	—
Loss on extinguishment of debt	—	—	1,500	2,875

Total selected items, before tax	(24,924)	(44,545)	(117,105)	74,346
Income tax effect of selected items	9,261	16,277	43,514	(27,166)

Selected items, net of tax	(15,663)	(28,268)	(73,591)	47,180
Net income (loss) available to common shareholders, as reported	26,115	36,133	116,346	(17,074)

Net income available to common shareholders, excluding selected items	$10,452	$7,865	$42,755	$30,106

Basic income (loss) per share, as reported	$0.16	$0.49	$0.95	$(0.31)
Impact of selected items	(0.09)	(0.38)	(0.60)	0.86

Basic income per share, excluding selected items	$0.07	$0.11	$0.35	$0.55

Diluted income (loss) per share, as reported	$0.15	$0.48	$0.92	$(0.31)
Impact of selected items	(0.09)	(0.37)	(0.58)	0.87

Diluted income per share, excluding selected items (6)	$0.06	$0.11	$0.34	$0.56

(1)	Represents the unrealized (gain) loss associated with the mark-to-market valuation of outstanding derivative positions at December 31, 2006 and 2005.
(2)	Represents interest that would have been payable on the $35 million subordinated convertible note payable had the note been held until May 25, 2006, discounted at 10%.
(3)	Represents a non-cash charge related to the conversion of the $35 million subordinated convertible note payable into 8.75 million shares of common stock.
(4)

Represents the net impact of the extinguishment of the 9 7/8% notes assumed in conjunction with the Mission merger in July 2005. Amount includes a non-cash credit of $9.1 million related to the write-off of a premium recorded in conjunction with purchase accounting. Amount also includes a cash charge of $14.9 million related to the premium paid to the noteholders upon extinguishment of the notes.

(5)	Represents a prepayment penalty on the early extinguishment of the second lien note.
(6)	Preferred dividends have been added back for the diluted earnings per share calculations for the twelve months ended December 31, 2006 and 2005 and three months ended December 31, 2005.